Exhibit 99.1

Allos Therapeutics’ EFAPROXYN™ Found to Reduce Tumor Hypoxia and HIF-1-alpha Expression in Human Breast Cancer Xenografts

Westminster, CO, June 5, 2006 — Allos Therapeutics, Inc. (NASDAQ: ALTH) today announced the presentation of results from a pre-clinical study designed to assess the effects of EFAPROXYN™ (efaproxiral) on tumor oxygenation and hypoxia-inducible factor 1 (HIF-1-alpha) gene expression in a human breast cancer xenograft. Michael E. Saunders, M.D., Vice President, Clinical Development of Allos Therapeutics presented the findings in a poster presentation today at the 2006 Annual Meeting of the American Society of Clinical Oncology.

In this study, investigators injected human breast cancer cells into mice. Following tumor development, animals were assigned to one of three treatment groups: control, supplemental oxygen, or efaproxiral (300 mg/m(2)) plus supplemental oxygen. Special tissue staining assays were utilized to evaluate the effect of these treatments on tumor hypoxia and HIF-1-alpha, a transcription factor that is widely believed to play a central role in the regulation of tumor metabolism, blood vessel formation, and growth. Results of the analysis indicated that animals treated with efaproxiral plus supplemental oxygen showed a statistically significant reduction in tumor hypoxia and efaproxiral-mediated down-regulation of HIF-1-alpha expression when compared to both the control and supplemental oxygen treatment groups.

“These findings are interesting because up to this point, the primary focus of clinical investigations with efaproxiral has been related to its capacity to enhance oxygen delivery into solid tumors and sensitize tumors to radiotherapy,” said Brian Kavanagh, M.D., M.P.H., Associate Professor and Vice-Chair, Department of Radiation Oncology, University of Colorado Comprehensive Cancer Center, and the study’s principal investigator. “Here we not only confirm efaproxiral’s ability to reduce tumor hypoxia but also take a first step toward looking at the key molecular signaling responses that occur as a consequence of the extra oxygen delivery.”

About EFAPROXYN

EFAPROXYN is the first synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, areas of tumors during radiation therapy by facilitating the release of oxygen from hemoglobin, the oxygen-carrying protein contained within red blood cells, and increasing the level of oxygen in tumors. The presence of oxygen in tumors is an essential element for the effectiveness of radiation therapy. By increasing tumor oxygenation, the Company believes that EFAPROXYN has the potential to enhance the efficacy of standard radiation therapy.

About Allos Therapeutics, Inc.

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company focused on developing and commercializing innovative small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, EFAPROXYN, is a synthetic small molecule designed to sensitize hypoxic, or oxygen-deprived, tumor tissue during radiation therapy. EFAPROXYN is currently being evaluated as an adjunct to whole brain radiation therapy in a pivotal Phase 3 trial in women with brain metastases originating from breast cancer. The Company’s other product candidates are: PDX (pralatrexate), a small molecule chemotherapeutic agent (DHFR inhibitor) currently under investigation as both a single agent and in combination therapy regimens in patients with non-small cell lung cancer and Non-Hodgkin’s lymphoma; and RH1, a small molecule chemotherapeutic agent bioactivated by the enzyme DT-diaphorase currently under evaluation in patients with advanced solid tumors. For more information, visit the Company’s web site at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the potential safety and efficacy of efaproxiral; the potential for new avenues of clinical development for efaproxiral to emerge, and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that pre-clinical trial designs and results may not be predictive of future clinical trial designs or results, and that new avenues of clinical development for efaproxiral may not emerge or we may lack the financial or other resources necessary to pursue such opportunities. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: EFAPROXYNTM and the Allos logo are trademarks of Allos Therapeutics, Inc.

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Contact:

Jennifer Neiman

Manager, Corporate Communications

720-540-5227

jneiman@allos.com